Registration No. 333-117365

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post Effective Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

WOLVERINE TUBE, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	63-0970812
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

200 CLINTON AVENUE WEST, SUITE 1000
HUNTSVILLE, ALABAMA 35801
(Address, Including Zip Code, of Principal Executive Offices)

DAVID A. OWEN
SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY
200 CLINTON AVENUE WEST, SUITE 1000
HUNTSVILLE, ALABAMA 35801
(Name and Address of Agent for Service)

(256) 353-1310
(Telephone Number, Including Area Code, of Agent for Service)

DEREGISTRATION OF SHARES

On March 16, 2010, the Board of Directors of Wolverine Tube, Inc. unanimously voted to voluntarily terminate the registration of its Common Stock under the Securities Exchange Act of 1934, as amended, by filing a Form 15 with the SEC.

This Post-Effective Amendment No. 1 to Form S-3 Registration Statement (“Amendment No. 1”) amends the Registration Statement on Form S-3 (File No. 333-117365) filed by Wolverine Tube, Inc. (the “Company”) on July 14, 2004, to register 2,450,000 shares of the Company’s Common Stock, par value $0.01 per share, reserved for issuance (the “Prior Registration Statement”).

This Amendment No. 1 is filed to deregister all securities that were previously registered and have not been sold or otherwise issued as of the date of the filing of this amendment for which the above-referenced Prior Registration Statement has remained in effect.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Prior Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Decatur, State of Alabama, on the 22nd day of March, 2010.

WOLVERINE TUBE, INC.

By:	/s/ Steven S. Elbaum
Name:	Steven S. Elbaum
Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Prior Registration Statement has been signed by the following persons in the capacities and on the duties indicated.

Name	Position	Date

/s/ Steven S. Elbaum	Chairman and Chief Executive Officer	March 22, 2010
Steven S. Elbaum	(Principal Executive Officer)

/s/ David A. Owen	Senior Vice President, Chief	March 22, 2010
David A. Owen	Financial Officer and Secretary
(Principal Financial and Accounting Officer)

/s/ John L. Duncan	Director	March 22, 2010
John L. Duncan

/s/ William F. Evans	Director	March 22, 2010
William F. Evans

/s/ David M. Gilchrist	Director	March 22, 2010
David M. Gilchrist

/s/ K. Mitchell Posner	Director	March 22, 2010
K. Mitchell Posner

/s/ Alan Kestenbaum	Director	March 22, 2010
Alan Kestenbaum

/s/ Keith A. Carter	Director	March 22, 2010
Keith A. Carter